Exhibit 10.2
FORM OF UNSECURED PROMISSORY NOTE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

INDIA GLOBALIZATION CAPITAL, INC.

UNSECURED PROMISSORY NOTE

$____,000	[Date]
Bethesda, MD

1. Principal and Interest.

1.1 India Globalization Capital, Inc., a Maryland corporation (the “Company”), for value received, hereby promises to pay to the order of __________ or its assigns (the “Investor” or the “Holder”) the amount of ____ Dollars ($____,000) plus interest, as set forth hereinafter.

1.2 This Unsecured Promissory Note (the “Note”) shall bear interest from the date of issuance of this Note until paid in full at a rate equal to six percent (6%) per annum, accruing monthly in arrears.  This Note, including all interest earned on the principal amount of this Note, shall be due and payable on the earlier of (i) one year from the date of the issuance of this Note (the “Maturity Date”), (ii) upon a Change in Control (as defined in Section 4 hereof) and (iii) the occurrence of an Event of Default (as defined in Section 5 hereof).

1.3 Payments of both principal and interest are to be made at the address of the Holder set forth in Section 7 below or at such other place in the United States as the Holder shall designate to the Company in writing, in lawful money of the United States of America in immediately available funds.  Interest on this Note shall be computed on the basis of a 365-day year and actual days elapsed.  Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.

1.4 This Note is issued pursuant to that certain Note and Share Purchase Agreement dated as of ________________ between the Company and Holder (the “Purchase Agreement”).  The provisions of this Note are a statement of the rights of the Holder and the conditions to which this Note is subject and to which the Holder, by the acceptance of this Note, agrees.  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto on the Purchase Agreement.  Holder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Notes issued pursuant to the Purchase Agreement or pursuant to the terms of such Notes.  In the event Holder receives payments in excess of its pro rata share of the Company’s payments to the Holders of all of the Notes, then Holder shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

2. Prepayment.  Notwithstanding anything else set forth herein, the Company may pre-pay this Note in whole or in part upon five days prior written notice to Holder.

3. Use of Proceeds.  The proceeds of the Note will be used for working capital and general corporate purposes.

4. Change of Control.  If, prior to the Maturity Date or occurrence of an Event of Default, a Change of Control occurs, then immediately prior thereto, this Note shall accelerate and the Holder shall become immediately entitled to receive an amount equal to the outstanding principal amount of the Note plus any and all accrued but unpaid interest thereon as of the closing date of such Change of Control transaction.  For purposes hereof, a “Change of Control” shall mean (i) a sale of all or substantially all of the assets of the Company or all or substantially all of the capital stock of the Company or (ii) a merger, consolidation, sale, transfer or other transaction or series of related transactions in which the holders of the capital stock of the Company will hold, upon consummation of such transaction, less than fifty percent (50%) of the voting securities of the surviving entity, other than as a result of the Company’s issuance of new securities in capital raising transactions.

5. Events of Default.  The entire unpaid principal sum of this Note, together with any and all interest accrued but unpaid thereon, shall become immediately due and payable upon the occurrence of an Event of Default.  An “Event of Default” shall be deemed to have occurred if:

(a)           the Company  shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or of its property, (ii) be unable, or admit in writing its inability, to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, (v) file a voluntary petition in bankruptcy, or a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law, or an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it, (vi) take corporate action for the purpose of effecting any of the foregoing, or (vii) have an order for relief entered against it in any proceeding under the United States Bankruptcy Code;

(b)           An order, judgment or decree shall be entered, without the application, approval or consent of the Company by any court of competent jurisdiction, approving a petition seeking reorganization of the Company or appointing a receiver, trustee or liquidator of the Company or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) consecutive days; or

(c)           the Company shall fail to pay as and when due any principal or interest hereunder and such nonpayment shall continue uncured for a period of thirty (30) business days after written notice by the Holder thereof; or

(d)           the Company breaches any of its representations or warranties or fails to fulfill any of its covenants or obligations pursuant to the Purchase Agreement.

6. Usury.  It is the express intent of the Company and the Holder that the payment of all or any portion of the outstanding principal balance of and accrued interest on this Note be exempt from the application of any applicable usury law or similar laws under any federal, state of foreign jurisdiction.  The Company hereby irrevocably waives, to the fullest extent permitted by law, any objection or defense which the Company may now or hereafter have to the payment when due of any and all principal or accrued interest arising out of or relating to a claim of usury or similar laws and the Company hereby agrees that neither it nor any of its affiliates shall in the future bring, commence, maintain, prosecute or voluntarily aid in any action at law, proceeding in equity or other legal proceeding against the Holder based on a claim that the Company’s payment obligations under this Note violate the usury or similar laws of any federal, state or foreign jurisdiction.  Notwithstanding the foregoing, in the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, that portion of the interest payment representing an amount deemed to be in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

7. Notices.  Any notice, request, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered, or five (5) business days after deposit if deposited in the United States mail for mailing by certified mail, postage prepaid, and addressed as follows:

If to Investor:  at the address indicated on the signature page hereto.

If to Company:                      India Globalization Capital, Inc.
4336 Montgomery Avenue
Bethesda, MD  20814
Attention:  Ram Mukunda

And

PO Box 60642
Potomac, MD  20859

Telecopier:  (240) 465-0273
Phone:  (301) 983-0998
Email:     ram@indiaglobalcap.com and
legal@indiaglobalcap.com

With a copy to:                    Seyfarth Shaw LLP
815 Connecticut Avenue, N.W., Suite 500
Washington, D.C.  20006
Attention:  Stanley S. Jutkowitz
Telecopier:  (202) 828-5393
Phone:  (202) 828-3568

Each of the above addressees may change its address for purposes of this Section 7 by giving to the other addressee notice of such new address in conformance with this Section 7.

8. Assignment.  The rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.  Effective upon any such assignment, the person or entity to whom such rights, interests and obligations were assigned shall have and exercise all of the Holder’s rights, interests and obligations hereunder as if such person or entity were the original Holder of this Note.

9. Waiver and Amendment.  Any provision of this Note may be amended, waived or modified (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), upon the written consent of the Company and the Investors holding at least seventy-five percent (75%) of the aggregate principal amount of the outstanding Notes issued at the Initial Closing and any Subsequent Closings; provided, that the Notes may not be amended or modified and no provision thereof may be waived if such amendment, modification or waiver would adversely and prejudicially affect the rights of an Investor vis-à-vis all other Investors without the consent of such affected Investor.  No waivers of any term, condition or provision of this Note, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision or a waive of the same or any other term, condition provision or right on any future occasion.

10. Loss, Theft or Destruction of Note.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of this Note and of indemnity or security reasonably satisfactory to it, the Company will make and deliver a new Note which shall carry the same rights to interest (unpaid and to accrue) carried by this Note, stating that such Note is issued in replacement of this Note, making reference to the original date of issuance of this Note (and any successors hereto) and dated as of such cancellation, in lieu of this Note.

11. Accredited Investor.  The Holder represents and warrants that he/she/it is an “accredited investor” within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

12. Governing Law and Consent to Jurisdiction.  This Note is being delivered in and for all purposes shall be construed in accordance with and governed by the laws of the State of Maryland , without regard to the conflicts of laws provisions thereof.  The Company hereby consents to the jurisdiction of and venue in any court of competent jurisdiction in New York.

13. Issue Date.  The provisions of this Note shall be construed and shall be given effect in all respects as if this Note had been issued and delivered by the Company on the earlier of the date hereof or the date of issuance of any Note for which this Note is issued in replacement.  This Note shall be binding upon any successors or assigns of the Company.

14. Heading; References.  All headings used herein are used for convenience only and shall not be used to construe or interpret this Note.  Except as otherwise indicated, all references herein to Sections refer to Sections hereof.

15. Waiver by the Company.  The Company hereby expressly waives demand, notice, presentment, protest, notice of dishonor and nonpayment of this Note, and all other notices and demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof.

16. Delays.  No delay by the Holder in exercising any power or right hereunder shall operate as a waiver of any power or right.

17. Severability.  If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

18. No Impairment.  The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Note against impairment.

19. Expenses.  The Company agrees to pay all of the Holder’s reasonable costs, fees and expenses, if any (including reasonable counsel fees and expenses, costs of collection and court costs), in connection with the enforcement of this Note.

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IN WITNESS WHEREOF, the Company has caused this Note to be executed in its corporate name and this Note to be dated, issued and delivered, all on the date first above written.

INDIA GLOBALIZATION CAPITAL, INC.
a Maryland corporation

By	_____________________________

Print Name	_____________________________

Title	_____________________________

Accepted and Agreed to:

INITIAL HOLDER:

____________________________
Print Name of Holder

By	_________________________
(Signature)

____________________________
(Print Name, if signing on behalf of entity)

_____________________________
Title (if applicable)

Address:	_____________________________
_____________________________
_____________________________

ASSIGNMENT FORM

(To Assign the foregoing Note, execute
this form and supply required information.)

FOR VALUE RECEIVED, an interest corresponding to the unpaid principal amount of the foregoing Note and all rights evidenced thereby are hereby assigned to

(Please Print)

whose address is

Dated:

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE:
The signature to this Assignment Form must correspond with the name as it appears on the face of the Note, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Note.